UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported):

January 21, 2010

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

As previously disclosed, on November 18, 2009, SuperMedia Inc. (the “Company”) entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with investment funds and accounts managed by Paulson & Co. Inc. (“Paulson”).  On December 31, 2009, pursuant to the Standby Purchase Agreement and the Company’s and its domestic subsidiaries’ Chapter 11 plan of reorganization, Paulson was issued shares of the Company’s common stock representing approximately 17.4% of the Company’s issued and outstanding new common stock.

As a condition to the Standby Purchase Agreement, the Company and Paulson also entered into a Standstill Agreement (the “Standstill Agreement”) on December 31, 2009.  On January 21, 2010, the Company and Paulson entered into an Amended and Restated Standstill Agreement (the “Amended and Restated Standstill Agreement”) which amended and restated the Standstill Agreement in its entirety.  The amendments effected by the Amended and Restated Standstill Agreement include changing the threshold percentage of the Company’s issued and outstanding common stock that Paulson must own in order to be entitled to nominate a director to the Board from 20% to 17%.  Similar changes were also made to the limitations on Paulson’s voting rights on the election of directors, change in control transactions, and other corporate matters, such that:

•                  The “standstill” obligations of Paulson remain effective so long as Paulson beneficially owns 17% or more of the common stock of the Company; and

•                  Paulson also agreed to lower the thresholds at which previously agreed upon voting restrictions will apply, by 2.5%, with respect to each such threshold.  The restrictions require Paulson to vote its common stock in the same proportion as all common stock holders not affiliated with Paulson with respect to such matters.

Paulson is still entitled to certain preemptive rights and Paulson’s beneficial ownership of the Company’s issued and outstanding common stock is still limited to 45%.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Standstill Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 21, 2010, the Board expanded the number of directors on the Board to nine and elected Mr. John Slater to the Board in connection with the Amended and Restated Standstill Agreement.  The Board determined that Mr. Slater meets the independence requirements of The Nasdaq Stock Market LLC (The Nasdaq Global Market).  Mr. Slater has waived all director compensation while serving on the Company’s Board.

The Company has entered into an indemnification agreement with Mr. Slater in order to assure that he is indemnified to the maximum extent permitted under applicable law.  The indemnification agreement will be substantially in the form filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on January 6, 2010.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2010, the Board approved the Company’s Second Amended and Restated By-Laws.  The amendments to the Company’s By-Laws reflect changes made by the Amended and Restated Standstill Agreement, including changing the threshold percentage of the Company’s issued and outstanding common stock that Paulson must own in order to be entitled to nominate a director to the Board.

The foregoing summary is qualified in its entirety by reference to the text of the Second Amended and Restated By-Laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

A copy of the Company’s press release dated January 25, 2010 announcing the Amended and Restated Standstill Agreement, the addition of Mr. Slater to the Board, and the amendments to the Company’s By-Laws is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws

10.1	Amended and Restated Standstill Agreement, dated January 21, 2010

99.1	Press Release dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President – General Counsel and Secretary

Date:  January 25, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws

10.1	Amended and Restated Standstill Agreement, dated January 21, 2010

99.1	Press Release dated January 25, 2010